UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PASSPORT ARTS INC. (Exact name of registrant as specified in its charter)
Nevada (State of incorporation or organization)	90-0529190 (I.R.S. Employer Identification No.)
5147 Mountain Sights Montreal, Quebec, Canada (Address of principal executive offices)	H3W 2Y1 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: 333-162681 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 Par Value Per Share
(Title of Class)

Item 1.               Description of Registrant’s Securities to be Registered.

The description of the registrant’s securities contained in the registrant’s registration statement on Form S-1/A filed with the Securities and Exchange Commission on January 8, 2010 under File No. 333-162681 is incorporated by reference into this registration statement.

Item 2.               Exhibits.

The following exhibits are filed with this registration statement:

Exhibit
Number	Description
(3)	Articles of Incorporation and Bylaws
3.1(1)	Articles of Incorporation
3.2(1)	Bylaws

(1) Incorporated by reference from the registrant’s registration statement on Form S-1 filed on October 26, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PASSPORT ARTS INC.

/s/ Asbed Palakian
By: Asbed Palakian
President, Chief Executive Officer, Secretary, Treasurer, and Director
Date: April 14, 2010